Exhibit 10.1

Tetra Tech, Inc.

Employee Stock Purchase Plan

(As Amended Through January 1, 2012)

i

TABLE OF CONTENTS

(continued)

ii

Tetra Tech, Inc.
Employee Stock Purchase Plan
(As Amended Through January 1, 2012)

Article 1
Establishment, Purpose and Term of Plan

The Tetra Tech, Inc. Employee Stock Purchase Plan (the “Plan”) was originally established effective as of February 8, 1996.  The purpose of the Plan is to provide employment incentives for, and to encourage stock ownership by, Eligible Employees (as defined in Section 3.1 of the Plan) of Tetra Tech, Inc. or any Subsidiary that maintains the Plan in order to increase their proprietary interest in the success of the Company.

This amendment and restatement of the Plan is effective as of January 1, 2012 and applies to any Purchase Right Period beginning on or after that date.  As amended and restated, the Plan includes two components, a Section 423 Component and a Non-423 Component.  The “Section 423 Component” is intended to qualify as an “employee stock purchase plan” under Code Section 423, and the Plan shall be so construed.  The “Non-423 Component” means the part of the Plan applicable to certain Subsidiaries that is not intended to meet the requirements set forth in Code Section 423.   The Plan shall govern the terms and conditions of grants made under both the Section 423 Component and the Non-423 Component.  Except as otherwise indicated below, the Non-423 Component will operate and be administered in the same manner as the Section 423 Component.

The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued.

Article 2
Definitions

Whenever capitalized in the text, the following terms shall have the meanings set forth below.

2.1          “Account” shall mean the account established pursuant to Section 3.5 below to hold a Participant’s contributions to the Plan.

2.2          “Board” shall mean the Board of Directors of Tetra Tech, Inc.

2.3          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.4          “Committee” shall mean the Board of Tetra Tech, Inc. or a committee designated by the Board to administer the Plan.  The Board may appoint and remove members of the Committee at any time.

2.5          “Common Stock” shall mean the common stock of Tetra Tech, Inc.

2.6          “Company” shall mean Tetra Tech, Inc., a Delaware corporation, as well as any Subsidiary whose employees participate in the Plan with the consent of the Board.

2.7          “Continuous Employment” shall mean uninterrupted employment with the Company.  Employment shall not be considered interrupted because of (i) transfers of employment between Tetra Tech, Inc. and a Subsidiary, (ii) transfers of employment between Subsidiaries, and (iii) any Leave of Absence except as otherwise provided in Section 2.11.

2.8          “Employee” shall mean any person in an employee-employer relationship with Tetra Tech, Inc. or any Subsidiary.  This term does not include members of the Board unless the Company employs them in a position in addition to their duties as directors.

2.9          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.10        “Fair Market Value” shall be determined in accordance with the following rules.

(a)           If the Common Stock is admitted to trading or listed on a national securities exchange, including but not limited to The NASDAQ Stock Market, Inc., Fair Market Value shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

(b)           If not admitted to trading or listed on any national securities exchange, Fair Market Value shall be the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

If the markets were closed on the day in question, Fair Market Value shall be determined as of the last preceding day on which they were open.

2.11        “Leave of Absence” shall mean a bona fide leave of absence taken in accordance with the Company’s leave of absence policy.  A Participant will not be considered to have incurred a break in Continuous Employment because of a Leave of Absence that does not exceed ninety (90) days.  If the Leave of Absence exceeds ninety (90) days, the Participant will be deemed to have incurred a break in Continuous Employment on the ninety-first (91st) day, unless statute or contract guarantees the Participant’s rights to reemployment after the end of such Leave of Absence.

2.12        “Participant” shall mean an Eligible Employee who has been granted a Purchase Right under the Plan.

2.13        “Plan” shall mean the Tetra Tech, Inc. Employee Stock Purchase Plan.

2.14        “Purchase Right” shall mean a stock option granted pursuant to the Plan.

2.15        “Purchase Right Period”shall mean the period that begins on the first day after January 1st on which the Company’s Common Stock is traded and ending on the last day on which the Company’s Common Stock is traded that occurs on or before December 15 of that year.

2.16        “Stockholders” shall mean the holders of Common Stock.

2.17        “Subsidiary” shall mean a corporation (other than the Company), whether in existence as of the date of this amendment and restatement or thereafter, in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Article 3
Eligibility and Participation

3.1          Eligibility.

(a)           Employees of Tetra Tech, Inc. and each Subsidiary listed in Appendix A-1 shall be Eligible Employees with respect to the Section 423 Component of the Plan except for Employees who are either customarily employed less than twenty (20) hours per week or for not more than 5 months per calendar year.  With respect to the Non-423 Component of the Plan, these same eligibility rules apply except that the Committee shall have the authority to expand or limit eligibility within any Subsidiary listed in Appendix A-2 in its sole discretion, including but not limited to compliance with applicable local law.

(b)           No Employee may be granted a Purchase Right if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Subsidiary.  For this purpose, an Employee’s ownership interest shall be determined in accordance with the constructive ownership rules of Code Section 424(d).

3.2          Payroll Withholding.

(a)           Eligible Employees may enroll as Participants by designating prior to the commencement of each Purchase Right Period the dollar amount (not a percentage of compensation) to be deducted from their paychecks and contributed to their Accounts for the purchase of Common Stock, which shall not be less than twenty-five dollars (U.S. $25), or its foreign currency equivalent, per payroll period.

(b)           Once chosen, the rate of contributions for a Purchase Right Period cannot be increased.  However, pursuant to rules and procedures prescribed by the Committee, a Participant may make additional contributions to make up any contributions that he or she failed to make while on a Leave of Absence if the Participant returns to active employment prior to having a break in Continuous Service and contributes those amounts before the end of the Purchase Right Period.

3.3          Limitations.

(a)           Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock under the Plan at a rate that exceeds five thousand dollars (U.S. $5,000), or its foreign currency equivalent, per Purchase Right Period.

(b)           Furthermore, in no event may a Participant accrue a right to purchase stock under the Plan and under all other employee stock purchase plans described in Code Section 423 that are maintained by the Company and its Subsidiaries at a rate that exceeds twenty-five thousand dollars (U.S. $25,000), or its foreign currency equivalent, per calendar year.

(c)           The dollar limitations of this Section 3.3 apply to the Fair Market Value of Common Stock determined at the time the Purchase Right is granted.

3.4          Granting of Purchase Rights.

(a)           Upon an Eligible Employee’s enrollment in the Plan, the Committee will, at the commencement of the Purchase Right Period, grant a Purchase Right to allow the Participant to purchase the number of whole shares of Common Stock calculated by:

(i)            Multiplying the dollar amount of the deduction designated by the Participant by the number of payroll periods in the Purchase Right Period; and

(ii)           Dividing this sum by the Fair Market Value of a share of Common Stock on the first day of the Purchase Right Period.

(b)           Notwithstanding the provisions of Paragraph (a) above, the price at which each share covered by a Purchase Right will be purchased will be the lesser of:

(i)            One hundred percent (100%) of the Fair Market Value of a share of Common Stock on the first day of the applicable Purchase Right Period; or

(ii)           Eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last day of that Purchase Right Period.

(c)           Notwithstanding anything in this Plan to the contrary, in no event can a Participant purchase more than twenty thousand (20,000) shares of Common Stock in a single Purchase Right Period.

3.5          Establishment of Accounts.

(a)           All amounts contributed by the Participant to the Plan (by means of payroll withholding) will be accounted for separately for the benefit of the Participant.  No interest will be earned on those contributions.

(b)           A Participant may not withdraw any amounts from his or her Account without terminating his or her Purchase Right pursuant to Section 4.1 below.

3.6          Special Rules for Acquisitions.   If the Company or a Subsidiary acquires another entity, whether by means of the purchase of stock or assets (“Acquired Entity”), the Board may (a) designate a special Purchase Right Period for the employees of the Acquired Entity, and (b) may treat service with the Acquired Entity as service with the Company for purposes of the service requirement of Section 3.1(a).  Any such treatment shall be made by means of resolutions of the Board, and shall apply to all of the employees of the Acquired Entity.

3.7          Change in Employment Status; Transfers of Employment.

(a)           If an Employee’s employment situation has changed so that the individual is no longer an Eligible Employee under Section 3.1 (e.g., because of a reduction of hours worked), but his or her employment has not been terminated, such Employee shall not be entitled to make any more contributions to the Plan after the change in status, but may elect to leave his or her prior contributions in the Plan to be used to purchase Common Stock at the end of the Purchase Right Period.

(b)           A Participant who transfers employment from a Subsidiary listed in either Appendix A-1 (with respect to the Section 423 Component of the Plan) or Appendix A-2 (with respect to the Non-423 Component of the Plan) to a Subsidiary that is listed in a different Appendix (for example, a transfer of employment from a Subsidiary listed in Appendix A-1 to a Subsidiary listed in either Appendix A-2 or Appendix A-3) shall not be entitled to make any more contributions to any component of the Plan after such change in status for the remainder of the then current Purchase Right Period; provided, however, that any such Participant may elect to apply his or her contributions made prior to any such transfer towards the purchase of Common Stock at the end of the then current Purchase Right Period under the component of the Plan under which such contributions were made to the Plan.

3.8          Suspension upon Hardship Withdrawal.

(a)           If a Participant receives a distribution from a Section 401(k) plan (or another similar type of retirement or savings plan) maintained by the Company (or any other entity affiliated with the Company under Code Section 414) on account of a financial hardship (“Hardship Withdrawal”) and it is intended that the Hardship Withdrawal satisfy the safe harbor contained in the Section 401(k) regulations (or a restriction that is similar to it), the Participant shall be (i) considered to have withdrawn from the Plan and (ii) precluded from making any contributions to this plan for at least six (6) months.

(b)           The Committee shall prescribe such rules and procedures, as it deems appropriate regarding suspensions pursuant to this Section 3.8.

Article 4
Purchase Rights

4.1          Termination of Purchase Rights.

(a)           Upon the termination of a Purchase Right, all amounts held in the Participant’s Account shall be refunded to the Participant.

(b)           A Participant may withdraw from the Plan at any time prior to the last day of the Purchase Right Period by submitting written notice to the Company, which shall be deemed to be duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.  The Participant’s Purchase Right shall terminate upon his or her withdrawal from the Plan.

(c)           A Purchase Right shall terminate automatically if the Participant holding the Purchase Right ceases to be in Continuous Employment for any reason prior to the last day of the Purchase Right Period.

(d)           Notwithstanding the provisions of Paragraph (a) above, in the event that a Participant ceases making contributions during a Purchase Right Period, the Participant may elect to leave his or her prior contributions in the Plan to be used to purchase Common Stock at the end of the Purchase Right Period.  However, in no event can a Participant:

(i)            Reduce (but not eliminate) his or her contributions during a Purchase Right Period; or

(ii)           Suspend his or her contributions and recommence making them in the same Purchase Right Period, unless due to a Leave of Absence.

4.2          Exercise of Purchase Rights.

(a)           Unless previously terminated, Purchase Rights will be automatically exercised on the last day of the Purchase Right Period.  Under no circumstances may Purchase Rights be exercised after the expiration of 27 months from the date the Purchase Right is granted.

(b)           Except as provided in Section 3.2(b) above or an Appendix to the Plan, payment for shares to be purchased at the termination of the Purchase Right Period may only be made from funds accumulated through payroll deductions made during the Purchase Right Period.

(c)           If the amount in the Participant’s Account at the end of the Purchase Right Period is insufficient to purchase all the shares covered by the Purchase Right granted to the Participant, those funds will be used to purchase as many whole shares as possible.

(d)           If the balance of the Participant’s Account on the date of purchase exceeds the purchase price of the whole number of shares to be acquired, the surplus shall be refunded to the Participant in accordance with rules and procedures prescribed by the Committee.  Any funds remaining after the last Purchase Right Period are automatically refunded to the Participant.

(e)           Distribution of the whole number of shares of Common Stock shall be made as soon as reasonably possible following the date of the exercise of the Purchase Right either electronically to the brokerage accounts of the Participants or, if they have no such accounts, by means of a stock certificate.

4.3          Termination Event.  The following provisions of this Section 4.3 shall apply, notwithstanding anything herein to the contrary.

(a)           A “Termination Event” shall be deemed to occur as a result of:

(i)            A transaction in which the Company will cease to be an independent publicly-owned corporation (as determined by the  Committee); or

(ii)           A sale or other disposition of all or substantially all of the assets of the Company.

(b)           All Purchase Rights shall be automatically exercised as of the Termination Event.

4.4          Non-Transferability.  Neither payroll deductions/contributions credited to a Participant’s Account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution.  Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan.  A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

Article 5
Common Stock

5.1          Shares Subject to Plan.

(a)           Effective as of March 1, 2007, the maximum number of shares of Common Stock available for issuance under the Plan was 4,373,290, subject to adjustment under Section 5.2 below.  The maximum number of shares of Common Stock authorized under this Section 5.1 may be issued under the Section 423 Component (provided no shares of Common Stock are issued under the Non-423 Component).

(b)           Only the number of shares of Common Stock that are issued under a Purchase Right shall reduce the number of shares available under the Plan.  If any outstanding Purchase Right is terminated for any reason prior to its exercise, the shares allocable to the Purchase Right may again become subject to purchase under the Plan.

(c)           The Common Stock subject to issue under the Plan may be previously unissued stock or may have been reacquired by the Company in the open market (or otherwise).

5.2          Adjustment Upon Changes in Capitalization.  A proportionate adjustment shall be made by the Committee in the number, price, and kind of shares subject to outstanding Purchase Rights if the outstanding shares of Common Stock are increased, decreased or exchanged for different securities, through reorganization, recapitalization, reclassification, stock split, stock dividend, or other similar transaction not constituting a Termination Event under Section 4.3 above.

Article 6
Plan Administration

6.1          Administration.

(a)           The Committee shall administer the Plan.  The Committee shall have authority in its sole discretion to:

(i)            Interpret the Plan;

(ii)           Prescribe rules and procedures relating to the Plan, including without limitation rules and procedures regarding employment transfers, handling of payroll deductions or other contributions by Participants, conversion of local currency, data privacy security, payroll tax, withholding procedures for U.S. source income.

(iii)          Establish rules or sub-plans applicable to particular Subsidiaries or locations under Section 8.5 of the Plan and updating the Appendices to the Plan; or

(iv)          Take all other actions necessary or appropriate for the administration of the Plan, including delegation of administrative duties to officers of Tetra Tech, Inc.

Notwithstanding the foregoing, the provisions of the Section 423 Component of the Plan shall be interpreted, administered and enforced in accordance with Code Section 423(b), so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Code Section 423.

(b)           A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

(i)            A majority of the members present at any meeting; or

(ii)           All of the members in writing without a meeting.

(c)           All actions, decisions and determinations taken or made by the Committee shall be final and binding on all Participants and any other person having an interest herein.

(d)           No member of the Committee shall be liable for any action or inaction made in good faith with respect to the Plan or any Purchase Right granted under it.

6.2          Indemnification.

(a)           To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of his or her duties under the Plan.  This indemnity shall not apply, however, if:

(i)            It is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or

(ii)           The individual fails to assist the Company in defending against any such claim.

(b)           Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit.  Furthermore, the Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

Article 7
Amendment and Termination

7.1          Amendment and Termination.  The Board may amend or terminate the Plan at any time by means of written action, except with respect to any outstanding Purchase Rights. Furthermore, the Board may elect to suspend or recommence the Plan following the end of any Purchase Right Period.

7.2          Stockholder Approval.  An amendment to the Plan must be approved by the Stockholders within twelve months of being adopted by the Board if such amendment would authorize the sale of more Common Stock than is then authorized for issuance under the Plan (for avoidance of doubt, not including any adjustment under Section 5.2 above) or would involve any change that would be considered the adoption of a new plan under Code Section 423 and Treas. Reg. Sect. 1.423-2(c)(4).

7.3          Participating Subsidiaries.  The Board may change, from time to time, the designation of Subsidiaries whose Employees may participate in the Plan.  For the avoidance of doubt, the Board shall have the exclusive authority to determine which Subsidiaries shall participate in the Non-423 Component and which shall participate in the Code Section 423 Component.  Any change made under this Section 7.3 shall not require shareholder approval.

Article 8
Miscellaneous Matters

8.1          Uniform Rights and Privileges.  The rights and privileges of all Participants under the Section 423 Component of the Plan shall be the same.

8.2          Application of Proceeds.  The proceeds received by the Company from the sale of Common Stock pursuant to Purchase Rights may be used for any corporate purpose.

8.3          Notice of Disqualifying Disposition.  A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the Section 423 Component of the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale.

8.4          No Additional Rights.

(a)           Neither the adoption of this Plan nor the granting of any Purchase Right shall:

(i)            Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

(ii)           Confer upon any Participant the right to continue to be employed by the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant at any time, with or without cause.

(b)           No Participant shall have any rights as a Stockholder with respect to the shares covered by a Purchase Right until the time at which the Fair Market Value of the Common Stock is determined on the last day of the Purchase Right Period in which the shares were purchased.

(c)           No adjustments will be made for cash dividends or other rights for which the record date is prior to the date of the exercise of the Purchase Right.

8.5          Accommodation of Local Laws.  The Committee may adopt rules or procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Code Section 423(b), including but not limited to the requirement of Code Section 423(b)(5) that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan.  The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which may be designed to be within or outside the scope of Code Section 423.  Such rules or sub-plans may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such rules or sub-plan, the provisions of the Plan shall govern.

8.6          Section 409A.  The Section 423 Component of the Plan shall be exempt from the application of Section 409A of the Code as a stock right that does not provide for the deferral of compensation.  The Non-423 Component of the Plan shall be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities in the Plan shall be construed and interpreted in accordance with such intent.  The Company shall have no liability to a Participant or any other party if a Purchase Right that is intended to be exempt from Code Section 409A is not so exempt or for any action taken by the Board or the Committee with respect thereto.  The Company makes no representation that a Purchase Right is exempt from Code Section 409A.

8.7          Data Privacy.  By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the entity that employs the Participant, the Company, the Committee and its designees in order to administer the Plan.

8.8          Governing Law; Severability.  The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.  If any provision of the Plan (including all or any part of an Appendix hereto) shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  Venue for any dispute involving the Plan shall be in Los Angeles County, California.

Appendix A-1

(As of January 1, 2012)

List of Subsidiaries Whose Employees are Designated to

Participate in the Section 423 Component of the Plan

Name of Entity	Domicile
Advanced Management Technology, Inc.	United States
Advent Engineering Services, Inc.	United States
Ardaman & Associates, Inc.	United States
Consentini Associates, Inc.	United States
GeoTrans, Inc.	United States
Hartman & Associates, Inc.	United States
Tetra Tech BAS, Inc.	United States
Tetra Tech Construction, Inc.	United States
Tetra Tech EC, Inc.	United States
Tetra Tech EM Inc.	United States
Tetra Tech EMC, Inc.	United States
Tetra Tech Executive Services, Inc.	United States
Tetra Tech Facilities Construction, LLC	United States
Tetra Tech HEI, Inc.	United States
Tetra Tech Technical Services, Inc.	United States
Tetra Tech Tesoro, Inc.	United States

APPENDIX A-2

(As of January 1, 2012)

List of Subsidiaries Whose Employees are Designated to
Participate in the Non-Section 423 Component of the Plan

Name of Entity	Domicile
ARD, Inc.	United States
BPR Inc.	Canada
BPR CSO Solutions Inc.	Canada
EBA Engineering Consultants Ltd.	Canada
Fransen Engineering (FE) Ltd.	Canada
Innogiciel Inc.	Canada
Metalica Consultores S.A.	Chile
PRO-telligent, LLC	United States
Proteus Engineers Pty Ltd.	Australia
Tetra Tech Australia Pty. Ltd.	Australia
Tetra Tech Canada Construction Inc.	Canada
Tetra Tech ES, Inc.	United States
Tetra Tech ES India Ltd.	India
Tetra Tech IC, Inc.	Canada
Tetra Tech India Limited	India
Tetra Tech Industries General Partner	Canada
Tetra Tech Industries L.P.	Canada
Tetra Tech MA, Inc.	United States
Tetra Tech Middle East Ltd.	United Kingdom
Tetra Tech WEI Inc.	Canada
Western Utility Contractors, Inc.	United States

APPENDIX A-3
(As of January 1, 2012)

List of Subsidiaries Ineligible to Participate in the Plan

Name of Entity	Domicile
BPR France Inc.	Canada
Hagler Bailly Pakistan (Private) Limited	Pakistan
IP3 Afrique, LLC	Senegal
IP3 Mena, LLC	Egypt
Metalica Consultores De Mineracao Brasil LTDA	Brazil
PRO-telligent Global Guinea SARL	Guinea
PRO-telligent Global Limited	Kenya
PRO-telligent GLOBAL (South) Limited	Malawi
PRO-telligent Global SPRL	Congo
Taheel Tetra Tech L.L.C.	Saudi Arabia
Tetra Tech AMT FZ LLC	United Arab Emirates
Tetra Tech Argentina S.A.	Argentina
Tetra Tech (Beijing) Consultancy Company Limited	China
Tetra Tech Caribe, Inc.	Puerto Rico
Tetra Tech Consultancy (Tianjin)Company Limited	China
Tetra Tech Industries Africa	South Africa
Tetra Tech Industries Jamaica	Jamaica
Tetra Tech International (BVI) Ltd.	British Virgin Islands
Tetra Tech International S.R.L.	Peru
Tetra Tech NZ Limited	New Zealand
Wardrop (Ghana) Ltd.	Ghana

APPENDIX B

(As of January 1, 2012)

Australia Addendum

1.             Purpose.  This Appendix B (the “Australia Addendum”) to the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended (the “U.S. Plan”) is hereby adopted under Section 8.5 of the U.S. Plan to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this Appendix B in certain respects to comply with the requirements of Australian law), shall govern the operation of the Plan with respect to Australian resident employees of its Australian Subsidiary.  The Australia Addendum is intended to comply with the provisions of the Corporations Act 2001, ASIC Policy Statement 49 and ASIC Class Order 03/184 issued pursuant to that policy statement.

2.             Definitions.  Except as set forth below, capitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan.  In the event of any conflict between the provisions set forth in the Australia Addendum and the U.S. Plan, the Australia Addendum provisions shall prevail.  For purposes of the Australia Addendum:

ASIC” means the Australian Securities & Investments Commission.

“Associated Body Corporate” means, as determined in accordance with the Corporations Act 2001:

(a)           a body corporate that is a related body corporate of the Company;

(b)           a body corporate that has voting power in the Company of not less than 20%; or

(c)           a body corporate in which the Company has voting power of not less than 20%.

“Australian ADI” means an Australian authorized deposit taking institution which is regulated by the Australian Prudential Regulation Authority under the Australian Banking Act 1959.

“Australian Subsidiary” means any Australian Associated Body Corporate.  For avoidance of doubt, Tetra Tech Australia Pty. Ltd. is the Australian Subsidiary as of the date of this amendment and restatement of the U.S. Plan.

“Plan” means collectively the U.S. Plan and the Australia Addendum.

“Shares” means shares of the Company’s Common Stock.

“U.S. Plan” means the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended from time to time.

3.             Form of Awards.  Only Shares and rights to acquire Shares shall be awarded to Eligible Employees (as defined in paragraph 4 below) employed by the Australian Subsidiary under the Plan.

4.             Eligible Employees.  The offer under the Plan must be extended only to persons who at the time of the beginning of the Purchase Right Period are full or part-time employees or directors of an Australian Subsidiary (for purposes of the Australia Addendum, “Australian Employees”).

5.             Form of Offer.  Any offer under the Plan must be in writing (“Offer Document”) and must include or be accompanied by a copy of the rules of the Plan.  The Company must take reasonable steps to ensure that any Eligible Employee to whom an offer under the Plan is made is given a copy of the Offer Document.  The Offer Document must also state the name of the Australian ADI where contributions are held, the length of time they may be held and the rate of interest payable (if any).  The Offer Document will include a statement to the effect that any advice given by the Company or an Australian Subsidiary in connection with the offer is general advice only, and that Australian offerees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

6.             Australian Dollar Equivalent of Purchase Price at Offer Date.  The Offer Document must specify the Australian dollar equivalent of the purchase price of the Shares offered were the formula in Section 3.4 of the U.S. Plan applied at the date of the Offer Document.

7.             Updated Purchase Price Information.  The Offer Document must include an undertaking that, and an explanation of the way in which the Company or its Australian Subsidiary must, within a reasonable period of an Eligible Employee so requesting, make available to the Eligible Employee the following information:

(a)           the Australian dollar equivalent of the current market price of shares in the same class as the Shares to which the offer relates; and

(b)           the Australian dollar equivalent of the purchase price as if Section 3.4 of the U.S. Plan were applied at the date of the Eligible Employee’s request.

For the purposes of the above calculation, the current market price of a Share shall be taken as the price published by the principal exchange on which the Share is quoted as the closing price for the previous day on which the Share was traded on the stock market of that exchange.

8.             Exchange Rate for Australian Dollar Equivalent of the Purchase Price. For the purpose of paragraphs 6 and 7 above, the Australian dollar equivalent of the purchase price under Section 3.4 of the U.S. Plan and current market price of a Share shall be calculated by reference to the Australian/U.S. dollar exchange rate published by an Australian bank on the previous business day.

9.             Restriction on Capital Raising: 5% Limit.  In the case of an offer of Shares or options for issue under the Plan, the number of Shares subject of the offer or to be received on exercise of an option, when aggregated with the Offer Shares, must not exceed 5% of the total number of issued Shares in that class of the Company as at the time of the offer.

In calculating the Offer Shares, the following must be counted:

(a)           the number of Shares in the same class that would be issued were each outstanding offer or option to acquire unissued Shares, being an offer made or option acquired pursuant to an employee share scheme extended only to employees or directors of the Company or of Associated Bodies Corporate, to be accepted or exercised (as the case may be), and

(b)           the number of Shares in the same class issued during the previous 5 years pursuant to the Plan or any other employee share scheme extended only to employees or directors of the Company or of Associated Bodies Corporate.

In calculating the Offer Shares, disregard any offer made, or option acquired or Share issued by way or as a result of:

(c)           an offer to a person situated at the time of receipt of the offer outside Australia,

(d)           an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000,

(e)           an offer that did not need disclosure to investors because of section 708 of the Corporations Act 2001,

(f)            an offer that did not require the giving of a Product Disclosure Statement (within the meaning of the Corporations Act 2001) because of section 1012D of the Corporations Act 2001, or

(g)           an offer made under a disclosure document or a Product Disclosure Statement.

10.           Providing Offer Document to ASIC.  A copy of the Offer Document (which need not contain details of the offer particular to the offeree such as the identity or entitlement of the offeree) and each accompanying document must be provided to ASIC not later than 7 days after the provision of that material to the offeree.

11.           Compliance with Undertakings.  The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document, such as the undertaking to provide pricing information on request.

12.           No Loan or Financial Assistance. Neither the Company nor any Associated Body Corporate may offer employees any loan or other financial assistance for the purpose of, or in connection with, the acquisition of the Shares to which the offer relates.

13.           Contribution Plan. All contributions from wages or salary made in connection with participation in the Plan must be authorized by the offeree on the same form of application which is used in respect of the offer, or on a form that is included in or accompanies the Offer Document.  Any contributions made by an offeree as part of the Plan must be held by the Company for the offeree in an account of an Australian ADI which is established and kept by the Company solely for the purpose of depositing contribution moneys and other money paid by employees for the Shares on offer under the Plan.

The Australian offeree may elect to discontinue their participation in the Plan under procedures established under the Plan, and as soon as practicable after that election is made, all money deposited with the Australian ADI in relation to that offeree shall be returned.

APPENDIX C

(As of January 1, 2012)

Canada Addendum

1.             Purpose.  This Appendix C (the “Canada Addendum”) to the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended (the “U.S. Plan”) is hereby adopted under Section 8.5 of the U.S. Plan to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this Appendix C in certain respects to comply with the requirements of Canadian national and provincial law), shall govern the operation of the Plan with respect to Canadian residents employed by Subsidiaries domiciled in Canada.

2.             Deductions.  A Participant may specify as the amount to be deducted from his or her compensation an amount that may not be less than $10 (Canadian dollars) per pay period.  Check or money order contributions are to be included in the $5,000 (U.S. dollars) limitation per Purchase Right Period described in Section 3.3(a) of the U.S. Plan.

3.             Continuous Employment.  A Participant shall be considered to have a break in Continuous Employment upon the earlier of the date that the Participant is notified that his or her employment has been terminated (without immediate re-employment by the Company or a Subsidiary) or the date on which the Participant provides notice of his or her termination of employment.

4.             Disposition of Shares.  Shares acquired by Canadian residents who participate in the Plan shall only be disposed of over the NASDAQ Stock Market or as otherwise may be permitted under Canadian securities law.

5.             Participant Consent to Receive Information in English.  The Company shall obtain a written consent from a Canadian resident of Quebec who is a Participant in the following form before  providing documents, notices and legal proceedings in English.

Les parties reconnaissent avoir exig la rdaction en anglais de cette convention, ainsi que de tous documents excuts, avis donns et procedures judiciaries intentes, directement ou indirectement, relativement ou suite la prsente convention.

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APPENDIX D

(As of January 1, 2012)

Chile Addendum

[Reserved]

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APPENDIX E

(As of January 1, 2012)

Germany Addendum

1.             Purpose.  This Appendix D (the “Germany Addendum”) to the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended (the “U.S. Plan”) is hereby adopted under Section 8.5 of the U.S. Plan to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this Appendix D in certain respects to comply with the requirements of applicable German, EU and U.S. law), shall govern the operation of the Plan with respect to German residents employed by Subsidiaries domiciled in Germany.

2.             Shares Subject to Plan.  Notwithstanding Article 5 of the U.S. Plan, the aggregate value of the shares of Common Stock (the “Shares”) and any securities of the same class as the Shares offered by the Company in the European Union, whether offered through the Plan or otherwise, shall be limited so that it never exceeds 2.5 million euros in any 12-month period or such higher limit as may be adopted for an exemption under the EU prospectus requirements.

3.             Eligible Employees.  Notwithstanding anything to the contrary in Section 3.1, all Employees, including Employees employed on part-time or temporary basis, who provide services in Germany and are employed by a Subsidiary domiciled in Germany shall be treated as Eligible Employees under Article 3 of the U.S. Plan.

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APPENDIX F

India Addendum

[Reserved]

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APPENDIX G

(As of January 1, 2012)

U.K. Addendum

1.             Purpose.  This Appendix F (the “U.K. Addendum”) to the Tetra Tech, Inc. Employee Stock Purchase Plan, as amended (the “U.S. Plan”) is hereby adopted under Section 8.5 of the U.S. Plan to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this Appendix F in certain respects to comply with the requirements of applicable local law), shall govern the operation of the Plan with respect to U.K. resident employees employed by Subsidiaries domiciled in the United Kingdom of Great Britain (“U.K.”).

2.             Shares Subject to Plan.  Notwithstanding Article 5 of the U.S. Plan, the aggregate value of the shares of Common Stock (the “Shares”) and any securities of the same class as the Shares offered by the Company in the European Union, whether offered through the Plan or otherwise, shall be limited so that it never exceeds 2.5 million euros in any 12-month period or such higher limit as may be adopted for an exemption under the EU prospectus requirements.

3.             Eligible Employees.  Notwithstanding anything to the contrary in Section 3.1, all Employees, including Employees employed on part-time or temporary basis, who provide services in the U.K. and are employed by a Subsidiary domiciled in the U.K. shall be treated as Eligible Employees under Article 3 of the U.S. Plan.

4.             Data Protection.  It shall be a term and condition of each award granted under this Appendix F that the Eligible Employee agrees and consents to:

(a)           the collection, use and processing of his or her Personal Data (as defined below) by Tetra Tech, Inc. and any Subsidiary and the transfer of his or her Personal Data to any third party administrator of the Plan and any broker through whom shares of Common Stock are to be sold on behalf of the Eligible Employee;

(b)           Tetra Tech, Inc., its Subsidiaries and the third party administrator of the Plan transferring the Eligible Employee’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of awards and the acquisition of shares of Common Stock pursuant to the Plan;

(c)           the use of Personal Data by any such person for any such purposes; and

(d)           the transfer to and retention of Personal Data by third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

For the purpose of this paragraph 4, “Personal Data” means an Eligible Employee’s name, home address, e-mail address and telephone number, date of birth, social security number or equivalent, details of all rights to acquire shares of Common Stock or other securities issued or transferred to such Eligible Employee pursuant to this Plan and any other personal information which could identify the Eligible Employee and is necessary for the administration of the Plan.

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5.             Taxes.

(a)           The Eligible Employee subject to this Appendix F agrees to indemnify and keep indemnified the Company from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of a Purchase right; (ii) the acquisition by the Participant of the Common on exercise of a Purchase right; or (iii) the disposal of any shares of Common Stock, (a “Tax Liability”).

(b)           At the discretion of the Committee, the Purchase Right cannot be exercised until the Eligible Employee has entered into an election with his or her employer (the “Employer”) (in a form approved by the Employer and HMRC) (a “joint election”) under which any liability of the Employer for Employer’s National Insurance Contributions arising in respect of the grant, exercise of or other dealing in the Purchase Right, or the acquisition of the shares on exercise of the option, is transferred to and met by the Participant.  Without prejudice to the terms of the Plan, the Purchase Right cannot be exercised until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Purchase Right and/or the acquisition of the shares by the Eligible Employee.

(c)           Where any Tax Liability is likely to arise, the Company, the Employer or any Subsidiary may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements: (i) deduction from salary or other payments due to the Eligible Employee; or (ii) withholding the issue, allotment or transfer to the Eligible Employee of that number of shares (otherwise to be acquired by the Eligible Employee on the exercise of the option) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or (iii) withholding the issue, allotment or transfer to the Eligible Employee of the shares otherwise to be acquired by the Eligible Employee pursuant to the option until such Employee has demonstrated to the satisfaction of the Company or the Employer that he has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the tax liability.

(d)           Paragraph (c) above will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares to be issued or transferred to the Eligible Employee as a result of the exercise of a Purchase Right, paid to the Company or the Employer, in cleared funds a sum equal to the Tax Liability arising on the exercise of the Purchase Right.

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